NEW COVENANT FUNDS
NEW COVENANT BALANCED GROWTH FUND
NEW COVENANT BALANCED INCOME FUND

Recently we sent you proxy material regarding the Special Meeting of Shareholders that is scheduled for February 15, 2012.  At the time of this notification mailing, the Fund’s records indicate that we have not yet received your vote.  We urge you to vote as soon as possible in order to allow the Fund to obtain a sufficient number of votes to hold the Meeting as scheduled.

1-866-451-3783

The Fund has made it very easy for you to
vote. Choose one of the following
Voting is	methods:
very important	●	Speak to a live Proxy Specialist by
calling the number above. We can
answer your questions and record your
vote. (open: M-F 9:30am - 9pm, Sat
10am - 6pm Eastern Time)

Please vote now to be	●	Log on to the website noted on your proxy card, enter your control number
sure your vote is		printed on the card, and vote by following the on screen prompts.
received in time for the
February 15, 2012	●	Call the toll-free number on your proxy card; enter the control number printed
Special Meeting of		on the card, and vote by following the touchtone prompts.
Shareholders.
	●	Mail in your signed proxy card in the envelope provided.

Voting takes only a few minutes.
PLEASE VOTE TODAY.

NCF 2/15